(Translation)

Contract serial number:

Technical Development (Entrustment) Contract

Project name: Induction of callus of gingko leaves and extraction & identification of flavone and lactone therefrom

Entrusting Party (Party A): GLOBALINK (Zhejiang) BioSciTec Ltd.

Entrusted Party (Party B) : Zhejiang Pharmaceutical College

Time of signing: 2016-01-08

Place of signing: Zhejiang Pharmaceutical College

Valid time limit: One year

Printed by the Ministry of Science & Technology of the People’s Republic of China

Technical Development (Entrustment) Contract

Entrusting Party (Party A): GLOBALINK (Zhejiang) BioSciTec Ltd.

Domicile: #713, C4 Bldg., 299th Lane, Guanghua Road, Gaoxin District, Ningbo City, Zhejiang Province

Legal representative: YAO Jia

Project contact person: ZHUANG Yan

Mode of contact: 18667009876

Mailing address: #713, C4 Bldg., 299th Lane, Guanghua Road, Gaoxin District, Ningbo City, Zhejiang Province

Tel: 18667009876 Fax:

Email: yanqingzy@163.com

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Entrusted party: Zhejiang Pharmaceutical College

Domicile: No. 888, East Section, Yinxian Avenue, Gaojiaoyuan District, Ningbo City

Legal representative: REN Wenxia

Project contact person: LING Qingzhi

Mode of contact: Telephone, email, letters

Mailing address: No. 888, East Section, Yinxian Avenue, Gaojiaoyuan District, Ningbo City

Tel: 0574-88223063 Fax； 0574-88222996

Email: lingqingzhi@sina.com

Completion Instructions

I.	This contract is a sample text of the technical development (entrustment) contract prepared by the Ministry of Science & Technology of the People’s Republic of China. The technical contract accreditation & registration authorities may recommend it to technical contract parties for use as reference.
II.	This contract is applicable to a technical development contract signed for the case where one party entrusts another party with the task of conducting R & D for new technology, new product, new technics or new materials and their systems.
III.	If there are several parties for signing the contract, they can, according to their respective functions in the contract relations, be respectively placed as co-entrusting party or co-entrusted party under “entrusting party” “entrusted party” (supplementary page) .
IV.	Any matters uncovered in this contract can be agreed separately by the parties concerned in an attached page, which will be treated as the component part of this contract.
V.	As to the article which the parties of this contract have agreed that it is not necessary to fill out, the parties should mark “nil” in that article.

Party A of this contract entrusts Party B with the task of conducting R & D (research and development, hereinafter “R & D”) project of induction of callus of gingko leaves and extraction & identification of flavone and lactone therefrom and also pays R & D funds, Party B accepts the entrustment and will conduct the said R & D project. After having consultations on an equal footing and on the basis of having genuinely and fully expressed their respective intentions, both Parties, in accordance with the regulations in the “Contract Law of the People’s Republic of China”, have reached the following agreement for both Parties to observe jointly.

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Article 1 The requirement s for the R &D Project under this contract are as follows:

1. Technical objective: take TCM (traditional Chinese medicine, hereinafter “TCM”) gingko leaves as explant and after giving necessary treatment, put them in appropriate artificial culture media under artificial simulated natural environmental conditions, which will enable them to form callus tissue after going through induction, in order to make : (1) callus tissue keep expanding and growing; (2) callus tissue, while growing, synthesize gingko flavone and gingkolide; (3) extract gingko flavone and gingkolide from the callus tissue and have them undergo testing & checking. This R & D project will make it possible to realize artificial cyclic culture of TCM gingko flavone and gingkolide and at the same time, to control the quality of the object product, in this way, it will be possible to economize on lands, protect environment and create economic value and social value. The significance therein is very great and important.

2. Technical contents: Take gingko leaves as explant, have them undergo treatment , artificially make up culture medium, screen out: (1) culture medium that is fit for the formation of callus tissue of gingko leaves; (2) growth culture medium that is fit for subculture of callus tissue of gingko leaves, and at the same time, synthesizes the object product – gingko flavone and gingkolide; (3) optimize the processes of extracting gingko flavone and gingkolide, in order to enhance yield.

3. The technical methods and lines: gingko leaves → treatment of explant → artificial culture medium → formation of callus tissue by induction → expanding subculture → testing & checking object ingredients → optimizing extraction processes → enhancing object product yield.

Article 2 Party B shall, within 2 weeks after this contract has taken effect, provide to Party A the R & D plan. The R & D plan shall include the following main contents:

1.	Screening out culture medium for induction of callus tissue of gingko leaves
2.	Screening out growth subculture medium for induction of callus tissue of gingko leaves
3.	Scheduled steps for optimizing extraction of flavone and gingkolide in callus tissue of gingko leaves
4.	Project progress schedule

Article 3 Party B shall complete the R & D project according to the following progress schedule:

1.	March – June of 2016: Screening test of culture medium for induction of callus tissue
2.	June – September 2016: Screening test of growth subculture medium for induction of callus tissue, test for synthesized object product.
3.	September – December 2016: Test of optimized extraction
4.	Late December 2016 Summing up and conclusion of the project

Article 4 The technical data & information and assistance that Party A shall provide to Party B are as follows:

1.	List of technical information: living gingko leaves (roots and germ & bud are also acceptable).
2.	Time and method of providing: within the effective term of this contract, the experimental materials will be sent to Party B’s lab (including express delivery)
3.	Other items that needs assistance: items which Party B encounters in the course of conducting experiments and for which Party A can provide assistance to Party B.

After the performance of this contract is completed, the above technical data and information shall be handled in the following manner: Party B’s project contact person shall turn all of them over to Party A’s contact person.

Article 5 Party A shall pay the R & D funds in the following manner:

1.	The total of the funds and remunerations for the R & D project is RMB 100,000.00 only

Including: (1) Nil

   (2) Nil

2. Party A shall pay to Party B the R & D project funds in one lump (in one lump, in installment or by percentage deduction). The specific mode and time of payment are as follows:

(1) within one week of signing this contract, Party A shall pay Party B 100% of the R & D funds hereunder, the mode of payment is wire transfer.

Party B’s name, address, its deposit bank and its bank account number:

Unit’s name: Zhejiang Pharmaceutical College

Address: No. 888 East Section, Yinxian Avenue, Gaojiaoyuan District, Ningbo City

Deposit bank: Ningbo City Construction Bank No. 2 Branch (Huaishu Road, Ningbo City

Account number: 33101983736050051803

Article 6 The funds for the R & D project hereunder shall be put to use by Party B on its own. Party A shall, by consultation, have the right to check how Party B conducts R & D and the funds for the R & D project are put to use, but Party A may not impede Party B’s normal work.

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Article 7 The amendment of this contract must be subject to the unanimous consensus of both Parties through consultation and shall be fixed in a written form, but if one of the following circumstances takes place, one Party may request to the other Party for amending the rights and obligations under the contract and the other Party should reply within 2 weeks; if there is any delay or failure in making a reply, then, it is deemed as consent:

1.	If the experiment has not attained the expected rate of progress for some reasonable causes, then, appropriate extension of time is allowed after both Parties have conducted consultations.
2.	If the result of the experiment has not met the requirements of the contract for some reasonable causes, then, standards for acceptance of the project shall be re-set by both Parties through consultations.

Article 8 Without the consent of Party A, Party B may not assign to a third party part of or all of the R & D work hereunder. But if one of the following circumstances takes places, then, Party B may, without the consent of Party A, assign to a third party part of or all of the R & D work hereunder:

1.	Party B has to rely on the help of a third party’s scientific instruments and apparatus to complete the relevant_____;
2.	Nil

The specific content of the R & D work that Party B may assign to others includes: Nil .

Article 9 In the course of performing this contract, if the difficulties which cannot be overcome with the existing level or conditions of technology have caused the R & D work to fail wholly or partially and caused one Party or both Parties to sustain losses, then, both Parties shall bear the risks and losses according to the following agreement: consultation by both Parties.

Both Parties determine that the technical risks hereunder shall be identified by both Parties through consultation. The basic content of the identified technical risks shall include the existence, scope, extent and the size of losses, etc. The basic conditions for identifying the technical risks are:

1.	The project hereunder has sufficient degree of difficulties under the existing level & conditions of technology.
2.	Party B has committed no subjective fault and it has been determined that the failure of the R & D is a reasonable failure.

When one Party has detected that the technical risks do exist and that there are circumstance that may cause the R & D work to fail wholly or partially, it should, within 2 weeks, notify the other Party and take appropriate measures to reduce losses. Where one Party delays or fails to notify the other Party and does not take appropriate measures and thus causes the losses to expand, the said Party should bear compensation liability for the expanded losses.

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Article 10 In the course of performing this contract, if the technology which is the object of the R & D project has been made public by others (including publication thereof by virtue of patent rights), then, one Party should, within 2 weeks notify the other Party to dissolve the contract. If the delay or failure to notify has caused the other Party to sustain losses, the other Party shall have the right to claim compensation.

Article 11 Both Parties determine that the confidentiality obligations that they should observe in performing this contract are as follows:

Party A:

1. Confidential content (including technical information and management information): formula and component of relevant culture medium formed in the R & D in the range stipulated hereunder.

2. Persons implicated in confidential issues: relevant persons in technical R & D department.

3. Time limit for keeping confidentiality: 3 years

4. Liability for divulging confidential information: pay compensation to Party B for the corresponding economic losses.

Party B:

1. Confidential content (including technical information and management information): formula and component of relevant culture medium formed in the R & D in the range stipulated hereunder.

2. Persons implicated in confidential issues: members of Party B’s R & D task team.

3. Time limit for confidentiality: 3 years

4. Liability for divulging confidential information: pay compensation to Party A for the corresponding economic losses.

Article 12 Party B shall deliver to Party A findings from the R & D work in the following manner:

1. Mode of delivery of R & D findings and quantity: provide primary experimental data and the conclusive report in physical and electronic form respectively.

2. Time and venue for delivering R & D findings: December 2016 Zhejiang Pharmaceutical College.

Article 13 Both Parties determine that checking and acceptance of the R & D findings completed by Party B should be conducted according to the following standards and methods: Party A shall organize some relevant persons for conducting checking and acceptance.

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Article 14 Party B should guarantee that the R & D findings that it delivers to Party A would not infringe upon the lawful rights and interests of any third party. If there occurs accusation by a third party against Party A for its technical infringement, Party B should bear corresponding liabilities.

Article 15 Both Parties determine that the belonging of the R & D findings as a result of performance hereunder and the relevant intellectual property right shall be handled in the first mode listed as follows:

1. Party A, Party B ( Party A, Party B, both Parties) shall have the right to apply for patent right and publication of papers.

The method on how to utilize the patent right after it has been obtained and on how to distribute the relevant interests is as follows: Party A and Party B shall jointly share the utilization of the patent right and the relevant interests arising therefrom and both Parties shall hold consultations, depending on the specific circumstances.

2. Treat it as technical know-how. The belonging of the right for use and assignment and the interests arising therefrom are handled according to what has been agreed to below:

(1) Right of use of the technical know-how: Nil

(2) Right of assignment of the technical know-how: Nil

(3) Method of distributing the relevant interests: Nil

Both Parties have specially agreed that the belonging of the intellectual property right related to this contract is as follows: Nil

Article 16 Prior to delivery of the R & D findings to Party A, Party B may not, assign to a third party the R & D findings by itself.

Article 17 Party B’s R & D project participants shall have the right to have the names of the technical result achievers written on the relevant document of technical results and they also shall have the right of obtaining relevant certificates of honor and awards.

Article 18 As to the equipment sets, materials and other property pieces which Party B has purchased with the R & D funds and which are related to the R & D work, all of them shall belong to Party B (Party A, Party B, both Parties) for the possession thereof.

Article 19 Both parties determine that after delivering to Party A the R & D findings, Party B shall, at Party A’s request, provide technical guidance and training to the persons designated or provide technical services related to the use of the said R & D findings.

1.	Content of technical services and guidance: technical training; technical results achieved in the R & D work as stipulated hereunder.
2.	Venue and mode: Zhejiang Pharmaceutical College: on-site operation and theoretical lectures and explaining.
3.	Fees ad mode of payment: Nil.

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Article 20 Both Parties determine that where any Party defaults on what has been agreed in this contract and has caused the R & D work to stagnate, delay or fail, such defaulting Party shall bear the liability for default thereof according to the following agreement:

1.	Where Party A violates the Article 4 hereof, those already paid may not be refunded and Party A still has to pay the unpaid portion (the method for calculating liquidated damages or amount of compensation for the losses).
2.	Where Party A violates the Article 5 hereof, those already paid may not be refunded and Party A still has to pay the unpaid portion (the method for calculating liquidated damages or amount of compensation for the losses).
3.	Where Party B violates the Article 2 hereof, Party B should refund to Party A the R & D funds that have been paid and those that have not yet been paid should no longer be paid (the method for calculating liquidated damages or amount of compensation for the losses).
4.	Where Party B violates the Article 3 hereof, Party B should refund to Party A the R & D funds that have been paid and those that have not yet been paid should no longer be paid (the method for calculating liquidated damages or amount of compensation for the losses).
5.	Where Party B violates the Article 11 hereof, Party B should refund to Party A the R & D funds that have been paid and those that have not yet been paid should no longer be paid (the method for calculating liquidated damages or amount of compensation for the losses).
6.	Where Party B violates the Article 12 hereof, Party B should refund to Party A the R & D funds that have been paid and those that have not yet been paid should no longer be paid (the method for calculating liquidated damages or amount of compensation for the losses).

Article 21 Both Parties determine that Party A shall have the right to use the R & D findings provided by Party B according to this contract for conducting follow-up improvement. Party A ( Party A, Party B, both Parties) shall possess the new technical achievement which is the result of the said improvement and which has substantial or creative technical progress characteristics and shall possess the ownership thereof. The method for distributing the specific relevant interests is as follows: to be determined by both Parties after holding consultations.

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After the R & D work hereunder has been completed, Party B shall have the right to utilize the R & D findings for conducting follow-up improvement. Both parties (Party A, Party B, both Parties) shall possess the new technical achievement which is the result of the said improvement and which has substantial or creative technical progress characteristics. The method for distributing the specific relevant interests is as follows: to be determined by both Parties after holding consultations.

Article 22 Both Parties determine that during the effective term of the contract, Part A designates ZHUANG Yan as Party As’ contact person, member: ZHUANG Yan, Party B designates LING Qingzhi as the contact person, members: LING Qingzhi, CHENG Bin, ZHOU Aizhen, LI Zhaohui, ZHANG Xiaoxue, ZHU Chengjie, etc. The project contact persons undertake the following responsibilities:

1.	Perform the relevant tasks as stipulated hereunder.
2.	Resolve the specific issues during the course of cooperation by consultations.

Where one Party changes its project contact person, it should immediately send a written notice to the other Party. Where this Party fails to notify in a timely manner and also causes the performance of this contract to be affected or brings about losses, such Party should bear corresponding responsibilities.

Article 23 both Parties determine that if occurrence of any of the following circumstances has make it unnecessary or impossible to perform this contract, then, one Party may notify the other Party to dissolve the contract.

1.	Occurrence of force majeure or technical risks.
2.	Party A has the intention to dissolve the contract.

Article 24 Any disputes arising from the performance of this contract by both Parties shall be settled through consultations or mediation. If consultations or mediation fail to settle the dispute, then, such dispute should be handled in the first method as follows:

1.	Submit it to Ningbo Bureau of Science & Technology for arbitration;
2.	File a lawsuit to the People’s Court according to law.

Article 25 Both Parties determine that: the definition and interpretation of the scientific and technical terminologies related to this contract and the relevant appendixes are as follows:

1.	Nil

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Article 26 As to the following technical documents related to the performance of this contract, the following materials, with the confirmation of both Parties, shall not become the component part of this contract:

1.	Technical background materials: Nil
2.	Report to assess the feasibility: Nil
3.	Technology assessment report: Nil
4.	Technological standards and norms: Nil
5.	Primary design and technics documents: Nil
6.	Others: Nil

Article 27 Relevant matters agreed by both Parties hereunder: Nil

Article 28 This contract is made in quadruplicate with each copy having the same legal force.

Article 29 This contract shall take effect after both Parties have signed their names and affixed the seals thereon.

Party A: GLOBALINK (Zhejiang) BioSciTec Ltd. (seals affixed)

Legal representative/authorized agent:                                                       (signature)

January 8, 2016

Party B: Zhejiang Pharmaceutical College (seal affixed)

Legal representative/authorized agent:                                                       (signature)

January 8, 2016

Revenue stamp attached here：

(Following is to be filled out by the technical contract registration authority)

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Contract registration serial number:

1.	Registration applicant:
2.	Registration materials:	(1)
(2)
(3)
3.	Contract type:
4.	Contract transaction amount:
5.	Technological transaction amount:

Technical contract registration authority: (seal)

Processed by:

Y M D

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